EXHIBIT 1.2



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                               LASIK AMERICA, INC.

                                       AND

                          WEST AMERICA SECURITIES CORP.





                                REPRESENTATIVE'S
                                WARRANT AGREEMENT



                              DATED AS OF    , 2001






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      REPRESENTATIVE'S WARRANT AGREEMENT dated as of _________, 2001 between LASIK AMERICA, INC., a Nevada corporation (the "Company"), and WEST AMERICA SECURITIES CORP. ("West America") (West America is hereinafter referred to variously as the "Holder" or "Holders" or the "Representative").

                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue to the Representative or its designee(s) warrants ("Warrants") to purchase up to an aggregate of 42,500 shares of Common Stock of the Company ("Common Stock") and/or up to an aggregate of 42,500 redeemable Common Stock purchase warrants, each to purchase one additional share of Common Stock ("Redeemable Warrants")); and

                  WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the several Underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of 425,000 Units at a public offering price of $6.10 per Unit, each Unit consisting of one (1) share of the Company's Common Stock and one (1) Redeemable Warrant (the "Public Offering"); and

                  WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate ten dollars ($10.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

                  1. GRANT. The Representative (or its designees) is hereby granted the right to purchase, at any time from _____________, 2002 [twelve months after date of this Agreement], until 5:30 P.M., New York time, on ___________, 2007 [five years after date of this Agreement], up to an aggregate of 42,500 shares of Common Stock and/or up to an aggregate of 42,500 Redeemable Warrants at an initial exercise price (subject to adjustment in Section 8 hereof) of $10.065 per Unit, subject to the terms and conditions of this Agreement. Each Redeemable Warrant is exercisable to purchase one additional share of Common Stock at an initial exercise price of $9.90, commencing on the date of issuance (the "Initial Exercise Date") and ending, at 5:00 p.m. New York time on ________ (the "Redeemable Warrant Expiration Date"), at which time the Redeemable Warrants shall expire. Except as set forth herein, the Units are in all respects identical to the Units being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

                  2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

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                  3. EXERCISE OF WARRANT.

                  3.1 METHOD OF EXERCISE. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in SECTION 8 hereof) per share of Common Stock and per Redeemable Warrant as set forth in SECTION 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in SECTION 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock and/or Redeemable Warrants so purchased at the Company's principal executive offices (presently located at 6466 Indian School Road, N.E., Albuquerque, New Mexico 87110) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased and a certificate or certificates for the Redeemable Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock and Redeemable Warrants underlying the Warrants). In the event the Company redeems all of the outstanding Redeemable Warrants, the Redeemable Warrants underlying the Warrants may only be exercised if such exercise is simultaneous with the exercise of the Warrants. Warrants may be exercised to purchase all or part of the shares of Common Stock and/or Redeemable Warrants represented thereby. In the case of the purchase of less than all the shares of Common Stock and/or Redeemable Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock and/or Redeemable Warrants purchasable thereunder.


                  3.2 EXERCISE BY SURRENDER OF WARRANT. In addition to the method of payment set forth in SECTION 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in SECTION 3.1 hereof. The number of shares of Common Stock to be issued pursuant to this
SECTION 3.2 shall be equal to the difference between (a) the number of shares of Common Stock in respect of which the Warrants are exercised and (b) a fraction, the numerator of which shall be the number of shares of Common Stock in respect of which the Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price (as defined in SECTION 3.3 hereof) of the Common stock. The number of Redeemable Warrants to be issued pursuant to this SECTION 3.2 shall be equal to the difference between (a) the number of Redeemable Warrants in respect of which the Warrants are exercised and
(b) a fraction, the numerator of which shall be the number of Redeemable Warrants in respect of which the Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price (as defined in SECTION 3.3 hereof) of the Redeemable Warrants. Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 14 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.
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                  3.3 DEFINITION OF MARKET PRICE.

                  (a) As used herein, the phrase "Market Price of the Common Stock" or the Redeemable Warrants, respectively, at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock or the Redeemable Warrants, as the case may be, are listed or admitted to trading on the Over-the-Counter Electronic Bulletin Board maintained by the NASD (the "Bulletin Board"), or, if the Common Stock or the Redeemable Warrants, as the case may be, are listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information.

                  (b) If the Market Price of the Common Stock cannot be determined pursuant to Section 3.3(a) above, the Market Price of the Common Stock shall be determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

                  (c) If the Market Price of the Redeemable Warrants cannot be determined pursuant to Section 3.3(a) above, the Market Price of a Redeemable Warrant shall equal the difference between the Market Price of the Common Stock and the Exercise Price of the Redeemable Warrant.

                  4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and Redeemable Warrants or other securities, properties or rights underlying such Warrants, and upon the exercise of the Redeemable Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Redeemable Warrants shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof.

                  The Warrant Certificates and the certificates representing the shares of Common Stock and the Redeemable Warrants underlying the Warrants and the shares of Common Stock underlying each Redeemable Warrant or other securities, property or rights shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                  5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the

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Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one
(1) year from the date hereof, except to officers or partners of the Representative.

                  6. EXERCISE PRICE.

                  6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $10.065 per Unit, which is $9.90 per share of Common Stock and $.165 per Redeemable Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                  6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                  7. REGISTRATION RIGHTS.

                  7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants, the shares of Common Stock and the Redeemable Warrants underlying the Warrants and the shares of Common Stock issuable upon exercise of the Redeemable Warrants underlying the Warrants and the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the Company's Registration Statement on Form SB-2 (Registration No. 333-68942) (the "Registration Statement"). All the representations and warranties of the Company contained in the Underwriting Agreement relating to the Registration Statement, the Preliminary Prospectus and Prospectus (as such terms are defined in the Underwriting Agreement) and made as of the dates provided therein, are hereby incorporated by reference. The Company agrees and covenants promptly to file post effective amendments to such Registration Statement as may be necessary to maintain the effectiveness of the Registration Statement as long as any Warrants are outstanding. In the event that, for any reason, whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement, upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock and the Redeemable Warrants underlying the Warrants, and upon exercise, in whole or in part of the Redeemable Warrants, certificates representing the shares of Common Stock underlying the Redeemable Warrants and the other securities issuable upon exercise of the Warrants shall bear the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered, sold, pledged, hypothecated, assigned or transferred except pursuant to
           (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the

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           issuer, that an exemption from registration under such Act is available."

                  7.2 PIGGYBACK REGISTRATION. If, at any time commencing after the effective date of the public offering hereof and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-8, S-4 or a comparable registration statement) the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Representative or other Holders of the Warrants and/or Warrant Securities notifies the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

                  Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  7.3 DEMAND REGISTRATION.

                  (a) At any time commencing after the effective date of the public offering hereof and expiring five (5) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants and the Redeemable Warrants underlying the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

                  (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10) days from the date of the receipt of any such registration request.

                  (c) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Company shall have the option, upon

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the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities to repurchase (i) any and all Warrant Securities at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(c).

                  (d) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any Holder of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its Warrant Securities provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

                  7.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefore, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

                  (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(d). If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental or special damages sustained by the Holder(s) requesting registration of their Warrant Securities, excluding consequential damages.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

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                  (d) The Company shall indemnify the Holder(s) of the Warrant
Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 7 of the Underwriting Agreement. The Company further agree(s) that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7.4(d) any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Holder(s) or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

                  (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company. The Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7.4(e) any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

                  (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (g) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration

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statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such securities (assuming the exercise of all of the Warrants and the Redeemable Warrants underlying the Warrants).

                  (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                  (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

                  (k) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, which may be the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of

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that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                  (l) In addition to the Warrant Securities, upon the written request therefore by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

                  (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

                  8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

                  8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.2 STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

                  8.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  8.4 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended or restated as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                                    1.2 - 10

                  8.5 MERGER OR CONSOLIDATION OR SALE.

                  (a) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  (b) In the event of (i) the sale by the Company of all or substantially all of its assets, or (ii) the engagement by the Company or any of its affiliates in a "Rule 13e-3 transaction" as defined in paragraph (a)(3) of Rule 13e-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or (iii) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of the unexercised Warrants shall receive notice of such sale, transaction or distribution twenty (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Warrants prior to such date, they shall be entitled, in addition to the shares of Common Stock issuable upon the exercise thereof, to receive such property, cash, assets, rights, evidence of indebtedness, securities or any other thing of value, or any combination thereof, on the payment date of such sale, transaction or distribution.

                  8.6 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than ten cents (10 cents) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents (10 cents) per Warrant Security.

                  8.7 ADJUSTMENT OF REDEEMABLE WARRANTS' EXERCISE PRICE. With respect to any of the Redeemable Warrants whether or not the Redeemable Warrants have been exercised (or are exercisable) and whether or not the Redeemable Warrants are issued and outstanding, the Redeemable Warrant exercise price and the number of shares of Common Stock underlying such Redeemable Warrants shall be automatically adjusted in accordance with Section 8 of the Warrant Agreement between the Company and Corporate Stock Transfer dated ____________, 2001 (the "Redeemable Warrant Agreement"), upon the occurrence of any of the events described therein. Thereafter, the underlying Redeemable Warrants shall be exercisable at such adjusted Redeemable Warrant exercise price for such adjusted number of underlying shares of Common Stock or other securities, properties or rights.

                                    1.2 - 11

                  9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Units in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Redeemable Warrants upon the exercise of the Warrants, or fractions of shares of Common Stock upon the exercise of the Redeemable Warrants underlying the Warrants, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or Redeemable Warrants, as the case may be, or other securities, properties or rights.

                  11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Redeemable Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefore, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Redeemable Warrants underlying the Warrants and payment of the respective Redeemable Warrant exercise price therefore, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and the Redeemable Warrants and all Redeemable Warrants underlying the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock or the Redeemable Warrants issued to the public in connection herewith may then be listed and/or quoted on the Bulletin Board.

                  12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                                    1.2 - 12

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13. REDEEMABLE WARRANTS. The form of the certificate representing Redeemable Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Redeemable Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Redeemable Warrant Agreement. Each Redeemable Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock at an initial purchase price of $9.60 per share commencing on the Initial Exercise Date and ending at 5:00 p.m. New York time on the Redeemable Warrant Expiration Date at which time the Redeemable Warrants shall expire. The exercise price of the Redeemable Warrants and the number of shares of Common Stock issuable upon the exercise of the Redeemable Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Redeemable Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Redeemable Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Redeemable Warrants underlying the Warrants, each registered holder of such Redeemable Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Redeemable Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise

                                    1.2 - 13
of the Redeemable Warrants set forth in the Redeemable Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Redeemable Warrant Agreement. Upon exercise of the Redeemable Warrants, the Company shall forthwith issue to the registered holder of any such Redeemable Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided herein, the Redeemable Warrants underlying the Warrants shall be governed in all respects by the terms of the Redeemable Warrant Agreement. The Redeemable Warrants shall be transferable in the manner provided in the Redeemable Warrant Agreement, and upon any such transfer, a new Redeemable Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), the Redeemable Warrant Agreement will not be modified, amended, cancelled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Redeemable Warrant Agreement to be sent to holders of Redeemable Warrants.

                  14. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

                  15. SUPPLEMENTS AND AMENDMENTS. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

                  16. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                  17. TERMINATION. This Agreement shall terminate at the close of business on ___________ [5 years from date of this Agreement].
Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ____________ [10 years from the date of this Agreement].

                  18. GOVERNING LAW, SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

                                    1.2 - 14

                  The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

                  19. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) and the Redeemable Warrant Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                  20. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  21. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Warrant Certificates or Warrant Securities.

                  23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall to either constitute but one and the same instrument.






                                    1.2 - 15

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       LASIK AMERICA, INC.



                                       By:
                                            ---------------------------------
                                              Name: Howard P. Silverman
                                              Title: Chief Executive Officer


                                       WEST AMERICA SECURITIES CORP
                                       By:
                                            ---------------------------------
                                              Name:
                                              Title:


































                                    1.2 - 16

                                    EXHIBIT A


                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                       EXERCISABLE ON OR BEFORE
               5:00 P.M., NEW YORK TIME, ________, 2007

No. W-                                                             ____ Warrants


                          WARRANT CERTIFICATE

                  This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of __________ Warrants to purchase initially, at any time from ____________, 2002 [one year from the effective date of the Registration Statement] until 5:00 p.m. New York time on ____________, 2007 [five years from the effective date of the Registration Statement] ("Expiration Date"), up to 42,500, fully-paid and non-assessable shares of common stock ("Common Stock") of LASIK AMERICA, INC., a Nevada corporation (the "Company"), and/or up to 42,500 redeemable warrants ("Redeemable Warrants") (each Redeemable Warrant entitling the holder to purchase one fully-paid and non-assessable share of Common Stock), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $9.90 per share of Common Stock and $.165 per Redeemable Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of _________________, 2001 between the Company and West America Securities Corp. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

                  No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the

                                    1.2 - 17

Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.


                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such Warrant.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ___________, 2001
                                           LASIK AMERICA, INC.



                                              By:
                                              -----------------------------
                                                Name: Howard P. Silverman
                                                Title: Chief Executive Officer




                                    1.2 - 18

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of LASIK AMERICA, INC. in the amount of $__________, all in accordance with the terms of Section
3.1 of the Representative's Warrant Agreement dated as of ___________, 2001 between LASIK AMERICA, INC. and WEST AMERICA SECURITIES CORP. The undersigned requests that certificates for such securities be registered in the name of _______________ whose address is __________________________ and that such certificates be delivered to ______________________________ whose address is
----------------------------.

Dated:
                                    Signature
                                              ----------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    --------------------------------------------
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)




























                                    1.2 - 19

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ Units all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of ______________, 2001 between LASIK AMERICA, INC. and WEST AMERICA SECURITIES CORP. The undersigned requests that certificates for such securities be registered in the name of __________________ whose address is _______________________ and that such certificates be delivered to
_____________________ whose address is ____________________________________.

Dated:
                                    Signature
                                              ----------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    --------------------------------------------
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)































                                    1.2 - 20

                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED _____________ hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:_______________

                                    Signature
                                              ----------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    --------------------------------------------
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)




















                                    1.2 - 21